Exhibit 10.8

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND THIS NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

ACCELERIZE NEW MEDIA, INC.
CONVERTIBLE PROMISSORY NOTE

[$________]	New York, New York [March 1, 2008]

FOR VALUE RECEIVED, the undersigned, Accelerize New Media, Inc. a Delaware corporation  (referred to herein as the “Borrower”), with offices at 12121 Wilshire Blvd., Suite 322, Los Angeles, CA 90025, hereby unconditionally promises to pay to the order of [_____________________]  (the “Lender”), in lawful money of the United States, at [__________________________________], or such other address as the Lender may from time to time designate, the principal sum of [___________ Dollars ($________)] (the “Principal”).  This Note shall mature and become due and payable in full on [March 15, 2011] (the “Maturity Date”).

1.           Terms of Repayment.  Principal of and interest on this Note shall be paid by the Borrower as follows:

(a)           Interest at the rate of ten percent (10%) per annum from the date hereof through the Maturity Date shall be payable quarterly on each of June 1, September 1, December 1 and March 1 (each an “Interest Payment Date”), commencing [June 1, 2008].  Subject to certain limitations detailed within this Note, interest shall be payable at the option of the Lender in cash or shares common stock, par value $0.001 of the Borrower (the “Common Stock”), provided, however, that in the case of interest distributions to retirement based accounts held at National Financial Services (NFS), interest will be paid only in cash.

(b)           If interest is payable in shares of Common Stock, the number of shares of Common Stock to be issued to the Lender as payment of interest shall be determined by dividing the interest dollar amount due on the respective Interest Payment Date by the Closing Price (as defined below) of the Common Stock on the last Trading Day (as defined below) before the respective Interest Payment Date, and rounding it to the nearest whole number (no fractional shares shall be issued).  As used herein, the term "Trading Day" means a day on which trades are effected on the Over-The-Counter Bulletin Board (“OTCBB”), NASDAQ or any other stock exchange on which the Common Stock trades.  As used herein, the term “Closing Price” for each Trading Day shall be: (i) if shares of Common Stock are listed or admitted for trading on any national securities exchange, or the NASDAQ Stock Market, Inc., the last sale price of the Common Stock, or the closing bid price thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (ii) if quoted on the OTCBB or any similar system of automated dissemination of quotations of securities prices then in common use the closing high bid quotation of such security in the over-the-counter market as shown by OTCBB or such similar system of automated dissemination of quotations of securities prices.

(c)           All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a business day, such payment shall be made on the next succeeding business day.

(d)           Principal shall be due and payable on the Maturity Date, at which time the Principal shall be payable at the option of the Lender in cash or shares of Common Stock.  If then at the Lender’s election the Principal is payable in shares of Common Stock, the number of shares of Common Stock to be issued to the Lender shall be determined by dividing the principal amount outstanding on the Maturity Date by the average Closing Price of the Common Stock on the last five (5) Trading Days prior to the Maturity Date.

2.           Terms of Prepayment.

(a)           At any time on or prior to July 30, 2008, the Borrower may at its sole election prepay all or any portion of the outstanding Principal and any interest amount accrued thereon of the Note solely in cash, provided that the Borrower shall then additionally pay to the Lender in cash a prepayment penalty (the “Penalty”), which Penalty shall be calculated as the product of (I) sum of one half of one percent (0.5%, or 50 basis points) for each open full month remaining on the Note between the prepayment date and the Maturity date, times (II) the Principal amount then prepaid.

(b)            At any time on or after July 30, 2008, but prior to the Maturity Date, the Borrower may prepay all or any portion of the outstanding Principal and any interest amount accrued thereon of the Note without any premium or penalty, provided however, that if the Borrower then elects to prepay the Principal or any part thereof, the Lender shall have the option to convert any such prepaid Principal amount to shares of Common Stock at the Lender’s Conversion Price (as defined in Section 3, here below).

3.           Conversion.

The Lender shall have the option, at any time on or after July 30, 2008, but before the Maturity Date, to convert the outstanding Principal of this Note into fully-paid and nonassessable shares of Common Stock at the Lender’s Conversion Price (as defined below) described below by providing the Borrower with a written notice (“Lender’s Conversion Notice”) in the form attached hereto as Exhibit A.  As used herein, the term “Lender’s Conversion Price” means, as applicable, the lesser of: (i) seventy five cents ($0.75) per share of Common Stock; or (ii) the average Closing Price of the Common Stock on the last five (5) Trading Days prior to the relevant Conversion Date; but in no event less than fifty cent ($0.50); or (iii) if at any time prior to the Maturity Date the Borrower enters into a New Transaction (as defined below), the Lender’s Conversion Price shall be the New Transaction Price, if lower than the prices provided in Section 3(i) and Section 3(ii) above, respectively. As used herein, the term “New Transaction Price” means the lowest effective purchase price, conversion price or exercise price, as the case may be, in a New Transaction.  As used herein, the term “New Transaction” means any transaction entered into, directly or indirectly, by or for the benefit of the Borrower after the date hereof and before the Maturity Date, pursuant to which shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, are issued by the Borrower, except shares of Common Stock issued under the Accelerize New Media Stock Option Plan.

(a)            To exercise any conversion, the holder of this Note, either upon receiving Borrower’s Conversion Notice or upon delivering Lender’s Conversion Notice, shall surrender this Note to the Borrower during usual business hours at the offices of the Borrower, accompanied by a notice in the form attached hereto as Exhibit A.

(b)           As promptly as practicable after the surrender of this Note by the Lender, the Borrower shall deliver or cause to be delivered to the Lender, certificates for the full number of shares of Common Stock issuable upon conversion of the Principal and interest accrued thereon  under this Note, or any portion thereof, in accordance with the provisions of this Note, together with a duly executed new Note of the Borrower in the form of this Note for any principal amount not so converted.  Such conversion shall be deemed to have been made at the time that this Note was surrendered for conversion and the notice specified herein shall have been received by the Borrower.

(c)           The number of shares of Common Stock issuable upon conversion of this Note or repayment by the Borrower in shares of Common Stock shall be proportionately adjusted if the Borrower shall declare a dividend of capital stock on its capital stock (except the Pay-In-Kind dividends payable to the holders of the Borrower’s 10% Series A Preferred Convertible Stock and the 8% Series B Preferred Convertible Stock), or subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise, which adjustment shall be made effective immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision. The number of shares of Common Stock issuable upon conversion of this Note or any part thereof shall be proportionately adjusted in the amount of securities for which the shares of Common Stock have been changed or exchanged in another transaction for other stock or securities, cash and/or any other property pursuant to a merger, consolidation or other combination.  The Borrower shall promptly provide the holder of this Note with notice of any events mandating an adjustment to the conversion ratio, or for any planned merger, consolidation, share exchange or sale of the Borrower, signed by the President and Chief Executive Officer of Borrower.

4.           Representations and Warranties.  The Borrower represents and warrants as follows:  (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower's certificate of incorporation or by-laws or (B) (x) any law or (y) any agreement or document binding on or affecting the Borrower, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi)  the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vi) there is no pending or, to the Borrower's knowledge, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower; and (viii) the Borrower has taken all required action to reserve for issuance such number of shares of Common Stock as may be issuable from time to time upon conversion of this Note.

5.           Covenants.  So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

(a)           Maintain and preserve its existence, rights and privileges;

(b)           Not incur any indebtedness other than: (i) bank financing (including without limitation: revolving credit, asset-based borrowing, and note payable obligations), (ii) debt financing provided by various Lenders under the terms of this Note, and (iii) indebtedness incurred in the ordinary course of business or outstanding on the date hereof, unless such indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Lender;

(c)           Not (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower; and

(d)           Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).

6.           Events of Default.  Each and any of the following shall constitute a default and, after expiration of the Grace Period, if any, shall constitute an “Event of Default” hereunder:

(a)           the nonpayment of principal, late charges, or any other costs or expenses promptly when due of any amount payable under this Note;

(b)           any other failure of the Borrower to observe or perform any covenant set forth in this Note or in the Warrant dated the date hereof (other than a payment default described above), which failure is not cured within thirty (30) days (the “Grace period”) of Borrower’s receipt of a written notice that such failure exists and is continuing, and should it not be cured within the Grace Period, it shall constitute an Event of Default under this Note;

(c)           if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of one hundred twenty (120) days;

(d)           any representation or warranty made by the Borrower or any other person or entity under this Note shall prove to have been incorrect in any material respect when made;

(e)           the sale of all or substantially all of the assets, or change in controlling ownership (i.e., change in excess of 50% Common Stock voting interest) or the dissolution, liquidation, merger, consolidation, or reorganization of Borrower without the Lender’s prior written consent; or

(f)           the Borrower’s shares of Common Stock are suspended from trading or delisted from trading on the OTCBB for a period of more than sixty (60) consecutive days.

7.           Lender’s Rights Upon Default.  Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender, together with accrued interest thereon, shall become immediately due and payable; and (b) exercise all legally available rights and privileges.

8.           Commission. The Borrower may engage various persons (each a “Finder”), on a non-exclusive basis, to introduce Borrower to potential Lenders. Borrower, at its sole discretion, may pay to each Finder up to 10% of the Principal amount made available to Borrower under the terms of this Note by Lenders introduced to the Borrower by such Finder.

9.           Usury.  In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law.  Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower’s obligation to repay the principal of and interest on the Note.  This confirms that the Borrower and, by its acceptance of this Note, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect.  Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

10.           Assignment.  This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that neither  Borrower nor Lender may assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

11.           Governing Law.  This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

12.           Jurisdiction.  EACH OF BORROWER AND LENDER HEREBY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NEW YORK.  EACH OF BORROWER AND LENDER HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS.  EACH OF BORROWER AND LENDER HEREBY AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE OR ANY OTHER ADDRESS AS SHALL BE PROVIDED BY SUCH PARTY IN WRITING.  ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, EACH OF BORROWER AND LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS.

13.           Miscellaneous. (a) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.  (b) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender’s right to exercise that or any other right or remedy to which Lender is entitled.  No delay or omission by Lender in exercising, or failure by Lender to exercise on any one or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights.  (c) This Note may not be waived, changed, modified, or discharged orally, but only in writing signed by each of Borrower and Lender.

14.           Notice, Etc.  Any notice required by the provisions of this Note will be in writing and will be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Accelerize New Media
12121 Wilshire Blvd., Suite 322
Los Angeles, CA 90025
Attention:  Brian Ross, President and Chief Executive Officer
Facsimile Number:  310-820 3220

If to Lender:

NAME:       ________________________
ADDRESS: ________________________
                     ________________________
ATTN:        ________________________
FAX:           ________________________

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

ACCELERIZE NEW MEDIA, INC.

By:_______________________________
Name: Brian Ross
Title: President and Chief Executive Officer

STATE OF _________________        )
)  ss:
COUNTY OF _______________         )

On this ___ day of __________, 2008, before me, personally came Brian Ross, to me known, who being by me duly sworn, did depose and say that he resides in 6477 Highway 93 South, Suite 303 Whitefish, Montana, 59937, that he is the President and Chief Executive Officer of Accelerize New Media, Inc. the corporation described in and which executed the above instrument; and that he signed his name by authority of the board of directors of said corporation.

_______________________________
Notary Public

EXHIBIT A

LENDER’S CONVERSION NOTICE

TO ACCELERIZE NEW MEDIA, INC.
ATTN: BRIAN ROSS, PRESIDENT

Please take notice that in accordance with Section 3 of the foregoing Note, Lender hereby requires the Borrower to convert __________ dollars ($________) of its remaining Principal and interest due and owing to Lender under the Note into shares of Common Stock at the Lender’s Conversion Price of $___ per share.

Enclosed herewith please find the original Note. Upon receipt of this notice together with the original Note please issue to the undersigned stock certificate representing ________ (______) shares of Common Stock.

By:_____________________                                                                           Dated: ______________
[LENDER’S NAME]
[LENDER’S ADDRESS]